SECOND AMENDED AND RESTATED LETTER AGREEMENT

                                                      September 25, 2002

II-VI Japan Incorporated
c/o II-VI Incorporated
375 Saxonburg Boulevard
Saxonburg, PA  16056

            Re:  300,000,000 Japanese Yen Term Loan
                 ----------------------------------

Gentlemen:

We are pleased to inform you that PNC Bank, National Association (the "Bank") has approved II-VI Japan Incorporated's (the "Borrower") request for (i) a restatement of the existing 237,000,000 Japanese Yen rate protection term loan between the Bank and Borrower's sole shareholder, II-VI Incorporated ("II-VI") (the "Existing Rate Protection Term Loan"), as presently governed by the terms of the Amended and Restated Letter Agreement dated March 26, 1999 between the Bank and II-VI (the "Existing Letter Agreement") and as evidenced by II-VI's 237,000,000 Rate Protection Term Note (EuroYen/Cap) to the Bank, dated March 26, 1999 (the "Existing Rate Protection Term Note"). Such restatement shall include, among other things, causing II-VI Japan Incorporated, a [corporation existing under the laws of Japan] ("II-VI Japan") to become the Borrower, an increase in loan amount from 237,000,000 Japanese Yen to 300,000,000 Japanese Yen and the execution of a guaranty of such indebtedness by II-VI Incorporated. Upon execution of this letter (the "Agreement"), the Existing Letter Agreement shall be deemed canceled and all of the indebtedness outstanding thereunder shall be governed by the terms and conditions of this Agreement and the Note. All the details regarding your restated loans are outlined in the following sections of this Agreement.

1. DEFINED TERMS. Words and terms used herein without definition shall have the respective meanings assigned thereto on Schedule I attached hereto.

2.  YEN LOAN.

    (a) TYPE OF FACILITY. The credit facility covered by this Agreement shall be a Rate Protection Term Loan (the "Rate Protection Term Loan") in the amount of 300,000,000 Japanese Yen.

    (b) INTEREST RATE. Amounts outstanding under the Rate Protection Term Loan will bear interest at the rate or rates as provided in the Rate Protection Term Note executed by the Borrower in the form attached hereto as Exhibit A (the "Rate Protection Term Note").

    (c) REPAYMENT. Principal of, and interest accrued on, the Rate Protection Term Loan shall be payable on the dates and times as provided in the Rate Protection Term Note.

    (d) REPAYMENT. The obligation of the Borrower to repay the Rate Protection Term Loan shall be evidenced by the Rate Protection Term Note.

    (e) SECURITY. The obligations of the Borrower under this Agreement and the Note are secured by the Guaranty and, on a pari passu basis with the obligations under the Credit Agreement, by the obligations of II-VI and its subsidiaries under the Guaranty Agreement (as defined in the Credit Agreement), the Security Agreements (as defined in the Credit Agreement) and the Pledges Agreement (as defined in the Credit Agreement) and such security shall remain in full force and effect notwithstanding the termination of the Credit Agreement.

3. USE OF PROCEEDS. The proceeds of the Rate Protection Term Loan will be used by the Borrower for purposes of foreign currency balance sheet hedging within its intercorporate group. It is acknowledged that notwithstanding the title of this Agreement, the proceeds of the Rate Protection Term Loan are not required to be used for rate protection purposes.

4. LOAN DOCUMENTS. This Agreement, the Rate Protection Term Note, the Guarantee and the other loan documents referenced herein and/or delivered pursuant hereto are collectively referred to as the "Loan Documents".

5. GURARANTEE. The Borrower must cause the Guarantor to execute and deliver to the Bank a guaranty and suretyship agreement (the "Guarantee"), in substantially the form of Exhibit B attached hereto, under which the Guarantor will unconditionally guarantee the due and punctual payment of all indebtedness owed to the Bank by the Borrower.

6. CONDITIONS TO LENDING. The obligation of the Bank to make the Rate Protection Term Loan is subject to the conditions that:

    (a) the Borrower shall (i) provide to the Bank this Agreement, the Rate Protection Note, and the Guarantee, each duly executed by the Borrower and the Guarantor, as the case may be; (ii) provide to the Bank evidence of the due authorization by the Borrower and the Guarantor of this Agreement, the Rate Protection Note, and the Guarantee; (iii) provide to the Bank such other instruments as the Bank shall reasonably require in form and substance satisfactory to the Bank; (iv) cause II-VI and each of its domestic subsidiaries to execute and acknowledge an Agreement in the form of Exhibit C attached hereto; and (v) provide to the Bank an opinion of counsel to the Borrower and the Guarantor addressing such matters relating to the Guarantor and this transaction as the Bank may request.

7. AFFIRMATIVE COVENANTS. Unless waived in writing by the Bank or until payment in full of the Rate Protection Term Loan,

    (a) The Borrower shall comply with all affirmative covenants applicable to a Subsidiary of a Loan Party (as defined in the Credit Agreement) as set forth in the Credit Agreement.

    (b) The Borrower shall maintain books and records in accordance with GAAP and give representatives of the bank access thereto at all reasonable times, including permission to examine, copy and make abstracts from any of such books and records and such other information as the Bank may from time to time reasonably request, and the Borrower will make available to the Bank for examination copies of any reports, statements or returns which the Borrower may make to or file with any governmental department, bureau or agency, federal or state.

    (c) The Borrower will promptly submit to Bank such other information relating to the Borrower as the Bank may reasonably request.

    (d) The Borrower will pay and discharge when due all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon the Borrower, its income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside adequate reserves or made other adequate provision with respect thereto acceptable to the Bank in its sole discretion.

    (e) The Borrower will do all things necessary to maintain, renew and keep in full force and effect its organizational existence and all rights, permits and franchises necessary to enable it to continue its business; continue in operation in substantially the same manner as at present; keep its properties in good operating condition and repair; and make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.

    (f) The Borrower will maintain with financially sound and reputable insurers, insurance with respect to its property and business against such casualties and contingencies, of such types and in such amounts as is customary for established companies engaged in the same or similar business and similarly situated.

    (g) The Borrower will comply with all laws applicable to the Borrower and to the operation of its business (including any statute, rule or regulation relating to employment practices and pension benefits or to environmental, occupational and health standards and controls).

    (h) The Borrower shall cause, at all times, the indebtedness outstanding under this Agreement to rank at least pari passu with all other indebtedness for borrowed money of the Borrower.

8. NEGATIVE COVENANTS. Unless waived in writing by the Bank or until payment in full of the Rate Protection Term Loan, the Borrower covenants and agrees that it will not, without the Bank's prior written consent:

    (a) Violate or breach any negative covenants applicable to a Subsidiary of a Loan Party (as defined in the Credit Agreement) as set forth in the Credit Agreement.

    (b) Make or permit any material change in the nature of its business as carried on as of the date of this Agreement.

9. REPRESENTATIONS AND WARRANTIES. To induce the Bank to extend the Rate Protection Term Loan, the Borrower represents and warrants to the Bank as follows;

    (a) The Borrower is duly organized, validly existing and in good standing under the laws of Japan and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing.

    (b) The Borrower has the power to make and carry out the terms of the Loan Documents and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents.

    (c) The Loan Documents constitute the legally binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

    (d) All of the Borrower's Subsidiaries in existence on the date hereof are listed on Schedule II attached hereto.

    (e) The making and performance of the Loan Documents do not and will not violate in any respect any provisions of (i) any law or regulation or any order or decree of any governmental authority, agency or court, or (ii) the organizational documents of the Borrower or of any of its Subsidiaries, or (iii) any mortgage, contract or other undertaking to which the Borrower is a party or which is binding upon the Borrower or any of its Subsidiaries or any of their respective assets, and do not and will not result in the creation or imposition of any security interest, lien, charge or other encumbrance on any of their respective assets pursuant to the provisions of any such mortgage, contract or other undertaking.

    (f) Neither the Borrower nor any of its Subsidiaries is in default with respect to any material order, writ, injunction or decree (i) of any court or (ii) of any applicable governmental instrumentality. The Borrower and each Subsidiary is substantially complying with all applicable statutes and regulations of each governmental authority having jurisdiction over its activities, except where failure to comply would not have a material adverse effect on the Borrower and its Subsidiaries, taken as a whole.

    (g) There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Borrower, threatened against the Borrower which could result in a material adverse change in its business, assets, operations, financial condition or results of operations and there is no basis known to the Borrower or its officers or directors for any such action, suit, proceedings or investigation.

    (h) The Borrower has filed all returns and reports that are required to be filed by it in connection with any applicable tax, duty or charge levied, assessed or imposed upon the Borrower or its property, including unemployment, social security and similar taxes and all of such taxes have been either paid or adequate reserve or other provision has been made therefor.

    (i) The Borrower owns or is licensed to use all patents, patent rights, trademarks, trade names, service marks, copyrights, intellectual property, technology, know-how and processes necessary for the conduct of its business as currently conducted that are material to the condition (financial or otherwise), business or operations of the Borrower.

    (j) No part of the proceeds of the Advances will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

    (k) As of the date hereof and after giving effect to the transactions contemplated by the Loan Documents, (i) the aggregate value of the Borrower's assets will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (ii) the Borrower will have sufficient cash flow to enable it to pay its debts as they mature, and (iii) the Borrower will not have unreasonably small capital for the business in which it is engaged.

    (l) None of the Loan Documents contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements contained in this Agreement or the Loan Documents not misleading. There is no fact known to the Borrower which materially adversely affects or, so far as the Borrower can now foresee, might materially adversely affect the business, assets, operations, financial condition or results of operation of the Borrower and which has not otherwise been fully set forth in this Agreement or in the Loan Documents.

10. EVENTS OF DEFAULT. The occurrence of any of the following events (whatever the reason therefor and whether voluntary, involuntary or effected by operation of law) will be deemed to be an "Event of Default":

    (a) the nonpayment of any principal, interest, reimbursement obligation or other indebtedness under this Agreement, the Note or any other Loan Document when due;

    (b) the occurrence of any event of default or default and the lapse of any notice or cure period under any Loan Document, the Credit
Agreement (including any Loan Document thereunder) or any other debt, liability or obligation to the Bank of any Obligor;

    (c) the filing by or against the Borrower of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against the Borrower, such proceeding is not dismissed or stayed within sixty (60) days of the commencement thereof);

    (d) any assignment by the Borrower for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding (in excess of $100,000 in the aggregate) is instituted against any property of the Borrower held by or deposited with the Bank (and, in the case of any levy, garnishment, attachment or similar proceeding instituted against any such property of the Borrower, such proceeding is not dissolved within ten (10) days of the commencement thereof;

    (e) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral (having a fair market value in excess of $100,000 in the aggregate) securing the obligations of any Obligor to the Bank, and the failure of such Obligor to discharge such proceeding within ten (10) days of the commencement thereof;

    (f)  any Obligor ceases doing business as a going concern;

    (g) the revocation or attempted revocation, in whole or in part, of any guarantee by the Guarantor;

    (h) any representation or warranty made by any Obligor to the Bank in any Loan Document, or any other documents now or in the future evidencing or securing the obligations of any Obligor to the Bank, is false, erroneous or misleading in any material respect; or

    (i) the failure of any Obligor to observe or perform any covenant or other agreement with the Bank contained in any Loan Document, the Credit Agreement or any other documents now or in the future evidencing or securing the obligations of any Obligor to the Bank,

11. CONSEQUENCES OF AN EVENT OF DEFAULT. Upon the occurrence of an Event of Default: (a) if an Event of Default specified in clause (c) or
(d) above shall occur, the unpaid principal balance of the Note then outstanding and all interest accrued thereon together with any additional amounts payable hereunder and thereunder shall be immediately due and payable without demand or notice of any kind; and (b) if any other Event of Default shall occur, the unpaid principal balance of the Note then outstanding and all interest accrued thereon together with any additional amounts payable hereunder and thereunder, at the option of the Bank and without demand or notice of any kind, may be accelerated and become immediately due and payable. Upon the curing of all existing Events of Default to the satisfaction of the Bank, the Bank shall return such cash collateral to the Borrower; (e) at the option of the Bank, the Note will bear interest at the Default Rate (as set for the in the Note) from the date of the occurrence of the Event of Default; and (f) the Bank may exercise from time to time any of the rights and remedies available to the Bank under the Loan Documents or under applicable law.

12. RIGHT OF SETOFF. In addition to all liens upon and rights of setoff against the money, securities or other property of the Borrower given to the Bank by law, the Bank shall have, with respect to the Borrower's obligations to the Bank under the Loan Documents and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby assigns, conveys, delivers, pledges and transfers to the Bank all of the Borrower's right, title and interest in and to all deposits, moneys, securities and other property of the Borrower now or hereafter in the possession of or on deposit with, or in transit to, the Bank whether held in a general or special account or deposit, whether held jointly with someone else or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

13. NOTICES. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt if delivered personally to such party, or if sent by facsimile transmission with confirmation of delivery, or by nationally recognized overnight courier service, to the address set forth below or to such other address as any party may give to the other in writing for such purpose.

To the Bank:

PNC Bank, National Association
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention:  William Armitage
Facsimile No:  (412) 762-3718

With a copy to:

PNC Bank, National Association
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention:  Thomas S. Bott, Managing Counsel
Facsimile No.:  (412) 762-4334

To the Borrower:

II-VI Japan Incorporated
c/o II-VI Incorporated
375 Saxonburg Boulevard
Saxonburg, Pennsylvania 16056
Facsimile No.:  (724) 352-5299

Attention:  Craig A. Creaturo, Treasurer

With a copy to:

Sherrard, German & Kelly, PC
One Oliver Plaza, 35th Floor
Pittsburgh, Pennsylvania 15222
Attention:  Robert Courie, Esq.
Facsimile No.:  (412) 261-6221

14. EXPENSES. The Borrower shall reimburse the Bank for the Bank's expenses (including the reasonable fees and expenses of the Bank's outside and in-house counsel) in connection with the collection of all of the Borrower's obligations to the Bank, including but not limited to enforcement actions relating to the Loan Documents.

15.  GOVERNING LAW.  This Agreement, the Note and the other Loan
Documents shall be governed by the laws of the Commonwealth of Pennsylvania, excluding its conflict of law rules.

16. COUNTERPARTS. This Agreement may be executed in counterparts, each of which when executed by the Borrower and the Bank shall be regarded as an original.

17. ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Borrower and the Bank concerning the Loans and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the Loans.

18. AMENDMENTS AND WAIVERS. No modification, amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom will in any event be effective unless the same is in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case will entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

19. PRESERVATION OF RIGHTS. No delay or omission on the part of the Bank to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power or any acquiescence therein, nor will the action or inaction of the Bank impair any right or power arising hereunder. The Bank's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity.

20. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Borrower may not assign this Agreement in whole or in part without the prior written consent of the Bank and the Bank at any time may assign this Agreement in whole or in part.

21. INDEMNITY. The Borrower agrees to indemnify each of the Bank, its directors, officers and employees and each legal entity, if any, who controls the Bank (the "Indemnified Parties") and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, all reasonable fees of counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with or arising out of the matters referred to in this Agreement or in the other Loan Documents by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Borrower), whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority, which arises out of or relates to this Agreement, any other Loan Document, or the use of the proceeds of the Loan; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Agreement, payment of any Loan and assignment of any rights hereunder. The Borrower may participate at its expense in the defense of any such action or claim.

22. ASSIGNMENTS AND PARTICIPATIONS. At any time, without any notice to the Borrower, the Bank may sell, assign, transfer, negotiate, grant participation in, or otherwise dispose of all or any part of the Bank's interest in the Loans. The Borrower hereby authorizes the Bank to provide, without any notice to the Borrower, any information concerning the Borrower, including information pertaining to the Borrower's financial condition, business operations or general creditworthiness, to any person or entity which may succeed to or participate in all or any part of the Bank's interest in the Loans.

23. CONSENT TO JURISDICITON. The Borrower hereby agrees that any action or proceeding arising out of or relating to this Agreement or the other Loan Documents may be commenced in, and Borrower irrevocably consents to the exclusive jurisdiction of, any state or federal court located for the county or judicial district where the Bank's office indicated above is located, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Borrower at the Borrower's address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement or any other Loan Document.

24. WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK IRREVOCABLY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH LOAN DOCUMENTS. THE BORROWER AND THE BANK ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

If the foregoing accurately reflects the understanding of the parties, please execute the duplicate original of this Agreement and the other Loan Documents and return them to me.

Very truly yours,

PNC BANK, NATIONAL ASSOCIATION

By   /s/ ROBERT S. FOUST
     -------------------
         Robert S. Foust
         Vice President


Agreed to and accepted, with the intent to be legally bound, this 25th day of September, 2002.

II-VI JAPAN INCORPORATED

By   /s/  YASUHIRO SAKAKIBARA
     ------------------------
Name:     Yasuhiro Sakakibara
Title:       President
                     SCHEDULE I TO LETTER AGREEMENT

                             Defined Terms
                             -------------

In addition to the words and terms defined elsewhere in the Agreement, the following words and terms shall have the following respective meanings:

BUSINESS DAY shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania; and (i) if the applicable Business Day relates to any Advance to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market, (ii) with respect to advances or payments of Advances or any other matters relating to Advances denominated in an Optional Currency, such day also shall be a day on which dealings in deposits in the relevant Optional Currency are carried on in the applicable interbank market, and (iii) with respect to advances or payments of Advances denominated in an Optional Currency, such day shall also be a day on which all applicable banks into which Advance proceeds may be deposited are open for business and foreign exchange markets are open for business in the principal financial center of the country of such currency.

CLOSING DATE shall mean the date upon which this Agreement has been executed by the Borrower and the Bank and all conditions precedent specified in Section 6 of the Agreement have been satisfied or waived by the Bank.

CREDIT AGREEMENT shall mean the Credit Agreement dated as of August 14, 2000 among II-VI, the Subsidiary Guarantors party thereto, the Lenders party thereto, and PNC Bank, National Association, as Agent, as previously amended and as shall be hereafter amended, restated, modified or supplemented from time to time. In the event that the Credit Agreement is terminated or the Bank is no longer a lender under the Credit Agreement, the term Credit Agreement shall mean the Credit Agreement as it exists immediately prior to (i) such termination or (ii) the date on which the Bank is no longer a Lender under the Credit Agreement.

DEFAULT shall mean any event or condition which with notice or passage of time or both would constitute an Event of Default.

EVENT OF DEFAULT shall have the meaning assigned to such term in Section 10 of the Agreement.

GUARANTOR shall mean II-VI Incorporated, a Pennsylvania corporation.

GUARANTEE shall have the meaning assigned to such term in Section 5 of the Agreement.

LOANS shall mean the Rate Protection Term Loan.

LOAN DOCUMENTS shall have the meaning assigned to such term in Section 4 of the Agreement.

MATERIAL ADVERSE CHANGE shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect upon the validity or enforceability of the Agreement or any of the other Loan Documents, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole, (e) impairs materially or could reasonably be expected to impair materially the ability of the Borrower and its Subsidiaries taken as a whole to duly and punctually pay their indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Bank to enforce its legal remedies pursuant to the Agreement or any other Loan Document.

NOTE shall mean the Rate Protection Term Note.

OBLIGOR means the Borrower and the Guarantor.

PERSON shall mean any individual, company, partnership, limited liability company, joint venture, corporation, association, business trust, unincorporated organization, or any other entity.

SUBSIDIARY shall mean, at any time, any Person of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly through one or more Subsidiaries by Borrower (including, without limitation, the entities listed on Schedule II attached hereto), or (ii) any Person which is Controlled or capable of being Controlled by Borrower or one or more of Borrower's Subsidiaries.



























                               SCHEDULE II

                              Subsidiaries
                              ------------



                                 [None]